UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  January 30, 2003
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	WPS RESOURCES CORPORATION (A Wisconsin Corporation) 700 North Adams Street P. O. Box 19001 Green Bay, WI 54307-9001 920-433-1727	39-1775292

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS
	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits. The following exhibits are being filed herewith:
		99.1	News Release dated January 30, 2003 regarding consolidated net income for the year and quarter ended December 31, 2002 for WPS Resources Corporation

ITEM 9. REGULATION FD DISCLOSURE

On January 30, 2003 WPS Resources Corporation issued a news release announcing its earnings for the year and quarter ended December 31, 2002. WPS Resources will also hold an earnings conference call on January 30, 2003 to discuss the 2002 financial performance of WPS Resources and its subsidiaries. For information on how to participate in the conference call, see the news release attached as Exhibit 99.1 and filed under Item 9 Regulation FD Disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPS RESOURCES CORPORATION By: /s/ Joseph P. O'Leary Joseph P. O'Leary Senior Vice President and Chief Financial Officer

Date: January 30, 2003

WPS RESOURCES CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated January 30, 2003

Exhibit Number
99.1	News Release dated January 30, 2003 regarding consolidated net income for the year ended December 31, 2002 for WPS Resources Corporation